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                                                                   EXHIBIT 10.26


                             STOCKHOLDERS AGREEMENT



         THIS STOCKHOLDERS AGREEMENT (this "Stockholders Agreement") dated as of May 26, 1999, is entered into by and among Cooperative Computing Holding Company, Inc., a Delaware corporation (the "Company"), and the securityholders listed on the signature pages hereof.

         WHEREAS, Hicks, Muse, Tate & Furst Equity Fund III, L.P., a Delaware limited partnership ("HMTF Fund III"), HM3 Coinvestors, L.P., a Delaware limited partnership and affiliate of HMTF Fund III, Glenn E. Staats, Preston W. Staats, Jr., A. Laurence Jones, and Cooperative Computing Holding Company, Inc., a Texas corporation ("Parent"), are parties to that certain Stockholders Agreement dated effective as of February 27, 1999 (the "Parent Stockholders Agreement");

         WHEREAS, pursuant to the terms of a letter agreement, dated as of May 13, 1999, among HMTF Fund III, Glenn E. Staats and Preston W. Staats, Jr. and a letter agreement, dated as of May 17, 1999, between HMTF Fund III and Parent (such letter agreements being referred to collectively herein as the "Commitment Letter"), HMTF Fund III has agreed to committed to make an equity investment in Parent, subject to the terms and conditions set forth in the Commitment Letter;

         WHEREAS, the Commitment Letter required, among other things, as a condition precedent to the HMTF Fund III's obligation to make the referenced equity investment in Parent that all existing documents pertaining to the corporate governance of Parent (including, without limitation, Parent's articles of incorporation and bylaws and the Parent Stockholders Agreement) be amended to, among other things, (A) create an Executive Committee having sole authority over the strategic, operating and financial decisions of the Company as well as any sale or recapitalization of the Company and (B) modify certain minority stockholder rights presently provided for therein;

         WHEREAS, Parent, Messrs. Glenn Staats and Preston Staats, and HMTF Fund III determined (i) that it is desirable to reincorporate Parent as a Delaware corporation by merging Parent with and into the Company, with the Company being the surviving corporation of such merger (the "Surviving Corporation"), (ii) to effect the equity investment in Parent contemplated by the Commitment Letter by means of an investment in the Surviving Corporation, and (iii) to effect the referenced changes to the documents pertaining to the corporate governance of Parent through the certificate of incorporation and bylaws of the Surviving Corporation and by entering into this Stockholders Agreement as a novation of the Parent Stockholders Agreement; and

         WHEREAS, the Board of Directors of the Company has deemed this Agreement to be advisable and in the best interests of the Company and its stockholders;

         NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

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                                   ARTICLE 1

                                   DEFINITIONS

SECTION 1.1   Definitions.

         "ACCREDITED INVESTOR" means an "Accredited Investor," as defined in Regulation D, or any successor rule then in effect.

         "ACCREDITED OFFEREE" shall have the meaning provided in Section 4.1.1 hereof.

         "ADVICE" shall have the meaning provided in Section 3.5 hereof.

         "AFFILIATE" means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person.

         "AFFILIATED SUCCESSOR" shall have the meaning provided in Section 4.1.1 hereof.

         "BUSINESS DAY" means a day that is not a Legal Holiday.

         "CCI" means Cooperative Computing, Inc, a Delaware corporation and wholly-owned Subsidiary of the Company.

         "CLASS A COMMON STOCK" means shares of the Class A Common Stock, par value $.000125 per share, of the Company, and any capital stock into which such Class A Common Stock thereafter may be changed.

         "COMMON STOCK" means shares of the Common Stock, par value $.000125 per share, of the Company, and any capital stock into which such Common Stock thereafter may be changed.

         "COMMON STOCK EQUIVALENTS" means, without duplication with any other Common Stock or Common Stock Equivalents, any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock of the Company and securities convertible or exchangeable into Common Stock of the Company, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

         "COMPANY" shall have the meaning set forth in the introductory paragraph hereof.

         "DEMAND REGISTRATION" shall have the meaning set forth in Section 3.1.1 hereof.

         "DEMAND REQUEST" shall have the meaning set forth in Section 3.1.1 hereof.

         "DESIGNATED STOCKHOLDERS" means, collectively, Glenn E. Staats and Preston W. Staats. Any action required to be taken or right which is exercisable by the Designated Stockholders hereunder, unless otherwise specified, will be determined by the Designated Stockholders owning a majority of the Common Stock then owned by all Designated Stockholders.

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         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "EXCLUDED REGISTRATION" means a registration under the Securities Act of (i) securities pursuant to one or more Demand Registrations pursuant to
Section 3 hereof, (ii) securities registered on Form S-8 or any similar successor form and (iii) securities registered to effect the acquisition of or combination with another Person.

         "FULLY-DILUTED COMMON STOCK" means, at any time, the then outstanding Common Stock of the Company plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion, or exchange of all then-outstanding Common Stock Equivalents.

         "HMC GROUP" means HMTF and its Affiliates and its and their respective officers, directors, and employees (and members of their respective families and trusts for the primary benefit of such family members).

         "HMC GROUP DESIGNEE" shall have the meaning set forth in Section 2.1.1.

         "HMTF" means Hicks, Muse, Tate & Furst Incorporated, a Texas corporation.

         "HMTF FUND III" shall have the meaning set forth in the recitals hereto.

         "HOLDER" means (i) a securityholder listed on the signature page hereof and (ii) any direct or indirect transferee of any such securityholder who shall become a party to this Stockholders Agreement.

         "INDEPENDENT DIRECTOR" means a Person who is not (i) a member of the HMC Group, (ii) a Designated Stockholder or (iii) an employee of the Company or any of its Subsidiaries or a member of the family of any such employee.

         "LEGAL HOLIDAY" shall have the meaning provided in Section 9.2 hereof.

         "MATERIAL ADVERSE EFFECT" shall have the meaning provided in Section
3.1.4 hereof.

         "NASD" shall have the meaning provided in Section 3.6 hereof.

         "OFFERED SECURITIES" shall have the meaning provided in Section 4.1.1 hereof.

         "OFFER NOTICE" shall have the meaning provided in Section 4.1.1 hereof.

         "PARTICIPATION OFFER" shall have the meaning provided in Section 4.3.1 hereof.

         "PERSON OR PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

         "PREEMPTIVE RIGHTS OFFER" shall have the meaning provided in Section
4.1.1 hereof.

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         "PREEMPTIVE RIGHTS TRANSACTION" shall have the meaning provided in
Section 4.1.1 hereof.

         "QUALIFIED IPO" means a firm commitment underwritten public offering of Common Stock pursuant to a registration statement under the Securities Act, the proceeds of which to the Company (prior to deducting any underwriters' discounts and commissions) exceed $30 million.

         "REGISTRABLE SHARES" means at any time the Common Stock of the Company owned by the Holders, whether owned on the date hereof or acquired hereafter; provided, however, that Registrable Shares shall not include any shares (i) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration, or (ii) which have been sold to the public pursuant to Rule 144 or 144A of the SEC under the Securities Act.

         "REGISTRATION EXPENSES" shall have the meaning provided in Section 3.6 hereof.

         "REGULATION D" means Regulation D promulgated under the Securities Act by the SEC.

         "REQUIRED FILING DATE" shall have the meaning provided in Section 3.1.1(b) hereof.

         "REQUIRED HOLDERS" means Holders who then own beneficially more than 66-2/3% of the aggregate number of shares of Common Stock subject to this Stockholder Agreement.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES" means the Common Stock.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "SELLER AFFILIATES" shall have the meaning provided in Section 3.7.1 hereof.

         "STOCKHOLDERS AGREEMENT" means this Stockholders Agreement, as such from time to time may be amended.

         "SUBSIDIARY" of any Person means (i) a corporation a majority of whose outstanding shares of capital stock or other equity interests with voting power, under ordinary circumstances, to elect directors, is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, and (ii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.

         "SUSPENSION NOTICE" shall have the meaning provided in Section 3.5 hereof.

         "TRANSFER" means any disposition of any Security or any interest therein that would constitute a "sale" thereof within the meaning of the Securities Act.

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         "TRANSFER NOTICE" shall have the meaning provided in Section 5.3 hereof.

SECTION 1.2   Rules of Construction.

         Unless the context otherwise requires

                  (1) a term has the meaning assigned to it;

                  (2) "or" is not exclusive;

                  (3) words in the singular include the plural, and words in the plural include the singular;

                  (4) provisions apply to successive events and transactions;
         and

                  (5) "herein," "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE 2

                MANAGEMENT OF THE COMPANY AND CERTAIN ACTIVITIES

SECTION 2.1   Board of Directors.

         2.1.1 Board Representation. Subject to Section 2.1.4, the HMC Group shall be entitled to designate to each of the Boards of Directors of the Company and CCI (i) four individuals at all such times as the HMC Group owns, in the aggregate, at least ten percent (10%) of the outstanding shares of the Company's voting capital stock and (ii) one individual at all such times as the HMC Group owns, in the aggregate, at least five percent (5%) but less than ten percent (10%) of the outstanding shares of the Company's voting capital stock (such designees being referred to herein individually as an "HMC Designee" and collectively as the "HMC Designees"). Subject to Section 2.1.4., the Designated Stockholders shall be entitled to designate to each of the Boards of Directors of the Company and CCI (i) two individuals at all such times as the Designated Stockholders own, in the aggregate, at least ten percent (10%) of the outstanding shares of the Company's voting capital stock and (ii) one individual at all such times as the Designated Stockholders own, in the aggregate, at least five percent (5%) but less than ten percent (10%) of the outstanding shares of the Company's voting capital stock (such designees being referred to herein individually as a "Designated Stockholders Designee" and collectively as the "Designated Stockholders Designees", and together with the HMC Designees, as the "Designees"). The remaining positions on each of the Boards of Directors of the Company and CCI shall be filled by Independent Directors mutually acceptable to HMTF and the Designated Stockholders. Each Holder and the Company shall vote his or its shares of Common Stock, Class A Common Stock or capital stock of CCI, as the case may be, at any regular or special meeting of stockholders of the Company or CCI, as the case may be, or in any written consent executed in lieu of such a meeting of stockholders and shall take all other actions necessary to give effect to the agreements contained in this Agreement (including, without limitation, the election of Persons designated by the HMC Group or the Designated Stockholders to be elected


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as directors as described in the preceding sentences) and to ensure that the certificate of incorporation and bylaws of the Company and CCI do not at any time conflict in any respect with the provisions of this Stockholders Agreement. In order to effectuate the provisions of this Section 2, each Holder and the Company hereby agree that when any action or vote is required to be taken by such Holder or the Company pursuant to this Stockholders Agreement, such Holder or the Company, as the case may be, shall use his or its best efforts to call, or cause the appropriate officers and directors of the Company or CCI, as the case may be, to call, a special or annual meeting of stockholders of the Company or CCI, as the case may be, or execute or cause to be executed a consent in writing in lieu of any such meetings pursuant to the applicable provisions of the General Corporation Law of the State of Delaware.

         2.1.2 Vacancies. If, prior to his election to the Board of Directors of the Company pursuant to Section 2.1.1 hereof, any Designee shall be unable or unwilling to serve as a director of the Company, the Holder or Holders who nominated such Designee shall be entitled to nominate a replacement who shall then be a Designee for purposes of this Section 2. If, following an election to the Board of Directors of the Company pursuant to Section 2.1.1 hereof, any Designee shall resign or be removed or be unable to serve for any reason prior to the expiration of his term as a director of the Company, the Holder or Holders who nominated such director shall, within 30 days of such event, notify the Board of Directors of the Company in writing of a replacement Designee, and either (i) the Holders shall vote their shares of Common Stock, at any regular or special meeting called for the purpose of filling positions on the Board of Directors of the Company or in any written consent executed in lieu of such a meeting of stockholders, and shall take all such other actions necessary to ensure the election to the Board of Directors of the Company of such replacement Designee to fill the unexpired term of the Designee who such new Designee is replacing or (ii) the Board of Directors shall elect such replacement Designee to fill the unexpired term of the Designee who such new Designee is replacing. If the HMC Group requests that any HMC Designee, or the Designated Stockholders request that any Designated Stockholder Designee, be removed as a director (with or without cause), by written notice thereof to the Company, then the Company shall take all actions necessary to effect, and each of the Holders shall vote all its or his capital stock in favor of, such removal upon such request.

         2.1.3 Executive Committee. Subject to Section 2.1.1, the Company and the Holders shall cause the Executive Committee of the Board of Directors of the Company to be comprised of three HMC Designees and two Designated Stockholders Designees.

         2.1.4 Termination of Rights. The right of the HMC Group to designate directors under Section 2.1.1, and the obligation of the Holders to vote their shares as provided herein, shall terminate upon the first to occur of (i) the termination or expiration of this Stockholders Agreement or this Article 2, (ii) such time as the HMC Group elects in writing to terminate its rights under this
Article 2, or (iii) such time as the HMC Group ceases to own any shares of the Company's capital stock. The right of the Designated Stockholders to designate directors under Section 2.1.1, and the obligation of the Holders to vote their shares as provided herein, shall terminate upon the first to occur of (i) the termination or expiration of this Stockholders Agreement or this Article 2, (ii) such time as a majority in interest of the Designated Stockholders elect in writing to terminate their rights under this Article 2, or (iii) such time as the Designated Stockholders cease to own any shares of Common Stock.

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         2.1.5    Costs and Expenses. The Company will pay all reasonable
out-of-pocket expenses incurred by Designees in connection with their participation in meetings of the Board of Directors (and committees thereof) of the Company and the Boards of Directors (and committees thereof) of the Subsidiaries of the Company.

SECTION 2.2   Voting of Capital Stock.

         To the extent any Holder owns shares of any class or series of capital stock of the Company or any Subsidiary of the Company which it may vote on any particular matter which comes before such corporation's stockholders, as a class or series separate from the common stock of such corporation ordinarily entitled to vote for the election of directors, such Holder shall vote all such shares on such matter in such separate class or series vote as holders of a majority of the outstanding shares of common stock of such corporation vote thereon; provided, however, that such Holder may nevertheless vote such shares as a separate class or series without regard to the provisions of this Section 2.2 in respect of (a) amendments to the certificate of incorporation of such corporation, or the certificate of designation which created such class or series, which change the provisions thereof expressly applicable to such separate class or series, and (b) any matter as to which such class or series is expressly entitled to vote as a separate class or series pursuant to such corporation's certificate of incorporation or the certificate of designation which created such class or series; provided further, however, that any statement in such certificate of incorporation or certificate of designation that such class or series may vote as a separate class or series "as required by law" or similar language shall not permit such class or series to be voted without regard to the provisions of this Section 2.2.

SECTION 2.3   Other Activities of the Holders; Fiduciary Duties.

         It is understood and accepted that the Holders and their Affiliates have interests in other business ventures which may be in conflict with the activities of the Company and its Subsidiaries and that, subject to applicable law and Article 8 of this Agreement, nothing in this Stockholders Agreement shall limit the current or future business activities of the Holders whether or not such activities are competitive with those of the Company and its Subsidiaries. Nothing in this Agreement, express or implied, shall relieve any officer or director of the Company or any of its Subsidiaries, or any Holder, of any fiduciary or other duties or obligations they may have to the Company's stockholders.

                                   ARTICLE 3

                               REGISTRATION RIGHTS

SECTION 3.1   Demand Registration.

         3.1.1    Request for Registration.

                  (a) At any time after the earlier of the consummation of a Qualified IPO or February 27, 2002, either (i) members of the HMC Group owning 35% or more of the aggregate number of Registrable Shares then owned by the HMC Group or (ii) Designated Stockholders owning a majority of the Registrable Shares then owned by the Designated Stockholders may


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request the Company, in writing (a "Demand Request"), to effect the registration under the Securities Act of all or part of its or their Registrable Shares (a "Demand Registration"); provided, however, that the Designated Holders may not make a Demand Request pursuant to this Section 3.1.1 until the HMC Group shall have made a Demand Request.

                  (b) Each Demand Request shall specify the number of Registrable Shares proposed to be sold. Subject to Section 3.1.6, the Company shall file the Demand Registration within 90 days after receiving a Demand Request (the "Required Filing Date") and shall use all commercially reasonable efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided, however, that the Company need effect only three Demand Registrations at the request of the HMC Group and three Demand Registrations at the request of the Designated Stockholders.

         3.1.2 Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective (unless the Requesting Holders withdraw all their Registrable Shares and the Company has performed its obligations hereunder in all material respects, in which case such demand will count as a Demand Registration unless the Requesting Holders pay all Registration Expenses, as hereinafter defined, in connection with such withdrawn registration); provided, however, that if, after it has become effective, an offering of Registrable Shares pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected and will not count as a Demand Registration.

         3.1.3 Selection of Underwriters. The offering of Registrable Shares pursuant to a Demand Registration shall be in the form of a "firm commitment" underwritten offering. The Requesting Holders of a majority of the Registrable Shares to be registered in a Demand Registration shall select the investment banking firm or firms to manage the underwritten offering; provided, however, that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld.

         3.1.4 Priority on Demand Registrations. No securities to be sold for the account of any Person (including the Company) other than a Requesting Holder shall be included in a Demand Registration unless the managing underwriter or underwriters shall advise the Company or the Requesting Holders in writing that the inclusion of such securities will not materially and adversely affect the price or success of the offering (a "Material Adverse Effect"). Furthermore, in the event the managing underwriter or underwriters shall advise the Company or the Requesting Holders that even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Shares proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause a Material Adverse Effect, the Registrable Shares of the Requesting Holders to be included in such Demand Registration shall equal the number of shares which the Company is so advised can be sold in such offering without a Material Adverse Effect and such shares shall be allocated pro rata among the Requesting Holders on the basis of the number of Registrable Shares requested to be included in such registration by each such Requesting Holder; provided, however, that if any Registrable Shares of the HMC Group or the Designated Holders (as a group) (each of the foregoing, a "Holder Group") requested to be registered pursuant to a Demand Request under
Section 3.1.1 are excluded from a registration pursuant to this Section 3.1.4, such Holder Group


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having shares so excluded shall have the right to withdraw all, but not less than all, such shares from such registration and such registration will not count as a Demand Registration with respect to such Holder Group.

         3.1.5 Rights of Nonrequesting Holders. Upon receipt of any Demand Request, the Company shall promptly (but in any event within 10 days) give written notice of such proposed Demand Registration to all other Holders entitled to registration rights under this Section 3.1, who shall have the right, exercisable by written notice to the Company within 20 days of their receipt of the Company's notice, to elect to include in such Demand Registration such portion of their Registrable Securities as they may request. All Holders requesting to have their Registrable Shares included in a Demand Registration in accordance with the preceding sentence shall be deemed to be "Requesting Holders" for purposes of this Section 3.1 (other than Section 3.1.1); provided, however, if any member of any Holder Group participates as a Requesting Holder in a Demand Registration such Holder's participation shall be counted as a Demand Request of such Holder's respective Holder Group.

         3.1.6 Deferral of Filing. The Company may defer the filing (but not the preparation) of a registration statement required by Section 3.1 until a date not later than 180 days after the Required Filing Date (or, if longer, 180 days after the effective date of the registration statement contemplated by clause (ii) below) if (i) at the time the Company receives the Demand Request, the Company or any of its Subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities, or (ii) prior to receiving the Demand Request, the Board of Directors had determined to effect a registered underwritten public offering of the Company's securities for the Company's account and the Company had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 3.1.6 shall be lifted, and the requested registration statement shall be filed forthwith, if in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company's account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 3.1.6, the Company shall promptly (but in any event within 10 days), upon determining to seek such deferral, deliver to each Requesting Holder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 3.1.6 and a general statement of the reason for such deferral and an approximation of the anticipated delay. Within 20 days after receiving such certificate, the holders of a majority of the Registrable Shares held by the Requesting Holders and for which registration was previously requested may withdraw such Demand Request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. The Company may defer the filing of a particular registration statement pursuant to this Section 3.1.6 only once.

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SECTION 3.2   Piggyback Registrations.

         3.2.1 Right to Piggyback. Each time the Company proposes to register any of its equity securities (other than pursuant to an Excluded Registration) under the Securities Act for sale to the public (whether for the account of the Company or the account of any securityholder of the Company) and the form of registration statement to be used permits the registration of Registrable Shares, the Company shall give prompt written notice to each Holder of Registrable Shares (which notice shall be given not less than 30 days prior to the effective date of the Company's registration statement), which notice shall offer each such Holder the opportunity to include any or all of its or his Registrable Shares in such registration statement, subject to the limitations contained in Section 3.2.2 hereof. Each Holder who desires to have its or his Registrable Shares included in such registration statement shall so advise the Company in writing (stating the number of shares desired to be registered) within 20 days after the date of such notice from the Company. Any Holder shall have the right to withdraw such Holder's request for inclusion of such Holder's Registrable Shares in any registration statement pursuant to this Section 3.2.1 by giving written notice to the Company of such withdrawal. Subject to Section
3.2.2 below, the Company shall include in such registration statement all such Registrable Shares so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered.

         3.2.2 Priority on Registrations. If the Registrable Shares requested to be included in the registration statement by any Holder differ from the type of securities proposed to be registered by the Company and the managing underwriter advises the Company that due to such differences the inclusion of such Registrable Shares would cause a Material Adverse Effect, then (i) the number of such Holder's or Holders' Registrable Shares to be included in the registration statement shall be reduced to an amount which, in the judgment of the managing underwriter, would eliminate such Material Adverse Effect or (ii) if no such reduction would, in the judgment of the managing underwriter, eliminate such Material Adverse Effect, then the Company shall have the right to exclude all such Registrable Shares from such registration statement provided no other securities of such type are included and offered for the account of any other Person in such registration statement. Any partial reduction in the number of Registrable Shares to be included in the registration statement pursuant to clause (i) of the immediately preceding sentence shall be effected pro rata based on the ratio which such Holder's requested shares bears to the total number of shares requested to be included in such registration statement by all Persons (including Requesting Holders) who have requested (pursuant to contractual registration rights) that their shares be included in such registration statement. If the Registrable Shares requested to be included in the registration statement are of the same type as the securities being registered by the Company and the managing underwriter advises the Company that the inclusion of such Registrable Shares would cause a Material Adverse Effect, the Company will be obligated to include in such registration statement, as to each Requesting Holder, only a portion of the shares such Holder has requested be registered equal to the ratio which such Holder's requested shares bears to the total number of shares requested to be included in such registration statement by all Persons (including Requesting Holders) who have requested (pursuant to contractual registration rights) that their shares be included in such registration statement. If as a result of the provisions of this Section
3.2.2 any Holder shall not be entitled to


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include all Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder's request to include Registrable Shares in such registration statement. No Person may participate in any registration statement hereunder unless such Person (x) agrees to sell such person's Registrable Shares on the basis provided in any underwriting arrangements approved by the Company and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no such Person shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Person's ownership of his or its Registrable Shares to be sold or transferred free and clear of all liens, claims, and encumbrances, (ii) such Person's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Shares, and the liability of each such Person will be in proportion to, and limited to, the net amount received by such Person from the sale of his or its Registrable Shares pursuant to such registration.

SECTION 3.3   Holdback Agreement.

         Unless the managing underwriter otherwise agrees, each Holder and the Company agrees (and the Company agrees, in connection with any underwritten registration, to use its reasonable efforts to cause its Affiliates to agree) not to effect any public sale or private offer or distribution of any Common Stock or Common Stock Equivalents during the ten business days prior to the effectiveness under the Securities Act of any underwritten registration and during such time period after the effectiveness under the Securities Act of any underwritten registration (not to exceed 180 days) (except, if applicable, as part of such underwritten registration) as the Company and be managing underwriter may agree.

SECTION 3.4   Registration Procedures.

         Whenever any Holder has requested that any Registrable Shares be registered pursuant to this Stockholders Agreement, the Company will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

         3.4.1 Prepare and file with the SEC a registration statement on any appropriate form under the Securities Act with respect to such Registrable Shares and use its commercially reasonable efforts to cause such registration statement to become effective;

         3.4.2 Prepare and file with the SEC such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

         3.4.3 Furnish to each seller of Registrable Shares and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to Section
3.5 and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Shares covered by the registration statement of which such prospectus, amendment or supplement is a part);

         3.4.4 Use its commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the managing underwriter reasonably requests, use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective, and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition of the Registrable Shares owned by such seller in such jurisdictions (provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction);

         3.4.5 Promptly notify each seller and each underwriter and (if requested by any such Person) confirm such notice in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (C) of the happening of any event which makes any statement made in a registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statement therein, in light of the circumstances under which they were made, not misleading;

         3.4.6 Make generally available to the Company's securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 30 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

         3.4.7 If requested by the managing underwriter or any seller promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any seller reasonably requests to be included therein, including, without limitation, with respect to the Registrable Shares being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

         3.4.8 As promptly as practicable after filing with the SEC of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each seller;

         3.4.9 Cooperate with the sellers and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall lot bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

         3.4.10 Promptly make available for inspection by any seller, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (x) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (A) or (B) such Holder of Registrable Securities requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; provided further, however, that each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the

Company at its expense, to undertake appropriate action and to provide disclosure of the Records deemed confidential;

         3.4.11 Furnish to each seller underwriter a signed counterpart of (A) an opinion or opinions of counsel to the Company, and (B) a comfort letter or comfort letters from the Company's independent public accountants, each in Customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the sellers or managing underwriter reasonably requests;

         3.4.12 Cause the Registrable Shares included in any registration statement to be (A) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or (B) authorized to be quoted and/or listed (to the extent applicable) on the Nasdaq Stock Market's if the Registrable Shares so qualify;

         3.4.13 Provide a CUSIP number for the Registrable Shares included in any registration statement not later than the effective date of such registration statement;

         3.4.14 Cooperate with each seller and each underwriter participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD");

         3.4.15 During the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

         3.4.16 Notify each seller of Registrable Shares promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

         3.4.17 Prepare and file with the SEC promptly any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Company or the managing underwriter, is required in connection with the distribution of the Registrable Shares;

         3.4.18 Enter into such agreements (including underwriting agreements in the managing underwriter's customary form) as are customary in connection with an underwritten registration; and

         3.4.19 Advise each seller of such Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

SECTION 3.5   Suspension of Dispositions.

         Each Holder agrees by acquisition of any Registrable Shares that, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in Section 3.4.5(C), such Holder will forthwith discontinue disposition of Registrable

Shares until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Section 3.4.2 hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Company shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

SECTION 3.6   Registration Expenses.

         All expenses incident to the Company's performance of or compliance with this Article 3 including, without limitation, all registration and filing fees, all fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" as such term is defined in Schedule E of the By-Laws of the NASD, and of its counsel), as may be required by the rules and regulations of the NASD, fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Shares), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Shares), messenger and delivery expenses, the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with any listing of the Registrable Shares, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, and the fees and expenses of other persons retained by the Company and reasonable fees and expenses of one firm of counsel for the sellers (which shall be selected by the holders of a majority of the Registrable Shares being included in any particular registration statement) (all such expenses being herein called "Registration Expenses") will be borne by the Company whether or not any registration statement becomes effective; provided, however, that in no event shall Registration Expenses include any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Shares or any counsel, accountants, or other persons retained or employed by the Holders.

SECTION 3.7   Indemnification.

         3.7.1 The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, each seller of Registrable Shares, and each of its employees, advisors, agents, representatives, partners, officers, directors, members and each Person who controls such seller

(within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the "Seller Affiliates") (A) against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, attorneys' fees and disbursements except as limited by 3.7.3) based upon arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (C) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, to the extent that any such expense or cost is not paid under subparagraph (A) or (B) above, except insofar as the same are made in reliance upon and in strict conformity with information furnished in writing to the Company by such seller or any Seller Affiliate for use therein or arise from such seller's or any Seller Affiliate's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such seller or Seller Affiliate with a sufficient number of copies of the same. The reimbursements required by this
Section 3.7.1 will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

         3.7.2 In connection with any registration statement in which a seller of Registrable Shares is participating, each such seller will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such seller will indemnify the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange
Act) against any and all losses, claims, damages, liabilities, and expenses (including, without limitation, reasonable attorneys' fees and disbursements except as limited by Section 3.7.3) resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such seller or any of its Seller Affiliates specifically for inclusion in the registration statement; provided, however, that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares will be in proportion to, and limited to, the net amount received by such seller from the sale of Registrable Shares pursuant to such registration statement; provided further, however, that such seller of Registrable Shares shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement hereto, such seller has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

         3.7.3 Any Person entitled to indemnification hereunder will (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (B) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (X) the indemnifying party has agreed to pay such fees or expenses, or (Y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (consent may not be unreasonably withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified party or (2) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

         3.7.4 Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 3.7.1 or Section 3.7.2 are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect hereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.7.4 were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this
Section 3.7.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 3.7.3, defending any such action or claim. Notwithstanding the provisions of this Section 3.7.4, no Holder shall be required to contribute an amount greater than the dollar amount by which the proceeds received by such Holder with respect to the sale of any Registrable Shares exceeds the amount of damages which such Holder has otherwise been required to pay by reason of such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this
Section 3.7.4 to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint. If indemnification is available under this Section 3.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 3.7.1 and Section 3.7.2 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 3.7.4.

         3.7.5 The indemnification and contribution provided for under this Stockholders Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

                                   ARTICLE 4

                             TRANSFERS OF SECURITIES

SECTION 4.1   Preemptive Rights.

         4.1.1 Rights to Participate in Future Sales. In case the Company or any Affiliated Successor (as hereinafter defined) proposes to issue or sell any shares of Common Stock or Common Stock Equivalents (the "Offered Securities"), the Company shall, no later than twenty days prior to the consummation of such transaction (a "Preemptive Rights Transaction"), give notice in writing (the "Offer Notice") to each Holder of such Preemptive Rights Transaction. The Offer Notice shall describe the proposed Preemptive Rights Transaction, identify the proposed purchaser, and contain an offer (the "Preemptive Rights Offer") to sell to each Holder who certifies (to the reasonable satisfaction of the Company) that such Holder is an Accredited Investor (an "Accredited Offeree"), at the same price and for the same consideration to be paid by the proposed purchaser, all or part of such Accredited Offeree's pro rata portion of the Offered Securities (which shall be the percentage ownership of the Fully-Diluted Common Stock held by such Holder, excluding, for the purposes of such calculation, any shares of Common Stock issuable upon exercise of any Common Stock Equivalents granted pursuant to any employee, officer or director benefit plan or arrangement). As used herein, the term "Affiliated Successor" means a successor entity to the Company (whether by merger, consolidation, reorganization, or otherwise) in which the HMC Group owns at least the same percentage of the fully-diluted common stock of such entity (after giving effect to the merger, consolidation, reorganization, or other transaction) as the HMC Group owns of the Fully-Diluted Common Stock of the Company. If any such Holder fails to accept such offer by written notice fifteen days after its receipt of the Offer Notice, the Company or such Affiliated Successor may proceed with the proposed issue or sale of the Offered Securities, free of any right on the part of any Holder under this Section 4.1.1 in respect thereof.

         4.1.2 Exceptions to Preemptive Rights. This Section 4.1 shall not apply to (i) issuances or sales of Common Stock or Common Stock Equivalents to employees, officers, and/or directors of the Company and/or any of its Subsidiaries pursuant to employee benefit or similar plans or arrangements of the Company and/or its Subsidiaries, (ii) issuances or sales of Common Stock or Common Stock Equivalents upon exercise of any Common Stock Equivalent which, when issued, was subject to or exempt from the preemptive rights under this
Section 4.1, (iii) securities distributed or set aside ratably to all holders of Common Stock and Common Stock Equivalents (or any class or series thereof) on a per share equivalent basis, or (iv) issuances or sales of Common Stock or Common Stock Equivalents pursuant to a registered underwritten public offering, a merger of the Company or a subsidiary of the Company into or with another entity or an acquisition by the Company of a subsidiary of the Company or another business or corporation. In the event of any issuances or sales of Common Stock or Common Stock Equivalents as a unit with any other security of the Company or its Subsidiaries, the preemptive rights under this Section shall be applicable to the entire unit rather than only the Common Stock or Common Stock Equivalent included in the unit.

SECTION 4.2   Tag Along Rights.

         4.2.1 Applicability. In the event the HMC Group or the Designated Stockholders (or any one of the Designated Stockholders) desires to effect a Transfer, then at least 30 days prior to such Transfer, the party or parties desiring to effect the Transfer shall make an offer (the "Participation Offer") to each non-selling Holder (each, a "Co-Seller") to include in the proposed Transfer a portion of such Co-Seller's Common Stock which represents the same percentage of such Co-Seller's Fully-Diluted Common Stock as the shares proposed to be sold in the Transfer by the HMC Group or the Designated Stockholders (as the case may be, the "Tag Seller Group") represent of the Tag Seller Group's aggregate Fully-Diluted Common Stock; provided, however, that, if the HMC Group is the Tag Seller Group and the consideration to be received by the HMC Group includes any securities, only Co-Sellers who have certified to the reasonable satisfaction of HMTF that they are Accredited Investors shall be entitled to participate in such transfer, unless the transferee consents otherwise.

         4.2.2 Terms of Participation Offer. The Participation Offer shall describe the terms and conditions of the proposed Transfer and shall be conditioned upon (i) the consummation of the transactions contemplated in the Participation Offer with the transferee named therein, and (ii) each Co-Seller's execution and delivery of all agreements and other documents that members of the Tag Seller Group are required to execute and deliver in connection with such Transfer (provided, however, that the Co-Seller shall not be required to make any representations or warranties in connection with such sale or transfer other than representations and warranties as to (A) such Co-Seller's ownership of his Common Stock to be sold or transferred free and clear of all liens, claims and encumbrances, (B) such Co-Seller's power and authority to effect such transfer and (C) such matters pertaining to compliance with securities laws as the transferee may reasonably require). If any Co-Seller shall accept the Participation Offer, the Tag Seller Group shall reduce, to the extent necessary, the number of shares of Common Stock it otherwise would have sold in the proposed transfer so as to permit those Co-Sellers who have accepted the

Participation Offer to sell the number of shares of Common Stock that they are entitled to sell under this Section 4.2, and the Tag Seller Group and such Co-Sellers shall transfer the number of shares Common Stock specified in the Participation Offer to the proposed transferee in accordance with the terms of such transfer as set forth in the Participation Offer.

SECTION 4.3   Certain Events Not Deemed Transfers.

         In no event shall any exchange, reclassification, or other conversion of shares into any cash, securities, or other property pursuant to a merger or consolidation of the Company or any Subsidiary with, or any sale or transfer by the Company or any Subsidiary of all or substantially all its assets to, any Person constitute a Transfer of shares of Common Stock by the HMC Group or the Designated Stockholders for purposes of Section 4.2. In addition, Section 4.2 hereof shall not apply to any transfer, sale, or disposition of shares of Common Stock solely among members of the HMC Group.

SECTION 4.4   Transfer and Exchange.

         When Securities are presented to the Company with a request to register the transfer of such Securities or to exchange such Securities for Securities of other authorized denominations, the Company shall register the transfer or make the exchange as requested if the requirements of this Stockholders Agreement for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder thereof or its attorney and duly authorized in writing. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

SECTION 4.5   Replacement Securities.

         If a mutilated Security is surrendered to the Company or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Company, to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Security if the Company's requirements are met. If required by the Company, such Securityholder must provide an indemnity bond, or other form of indemnity, sufficient in the judgment of the Company to protect the Company against any loss which may be suffered. The Company may charge such Securityholder for its reasonable out-of-pocket expenses in replacing a Security which has been mutilated, lost, destroyed or wrongfully taken.

                                   ARTICLE 5

                             LIMITATION ON TRANSFERS

SECTION 5.1   Restrictions on Transfer.

         The Securities shall not be Transferred or otherwise conveyed, assigned or hypothecated before satisfaction of (i) the conditions specified in this
Section 5.1 and Sections 5.2 and 5.3, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Security and (ii) if applicable, Article 4 hereof. Any purported Transfer in violation of this Article 5 and/or, if applicable, Article 4 hereof shall be void ab initio and of no force or effect. Other than Transfers subject to Section 4.2 hereof and other than Transfers to the public pursuant to an effective registration statement or sales to the public pursuant to Rule 144 under the Securities Act otherwise permitted hereunder, each Holder shall cause any proposed transferee of any Security or any interest therein held by it to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Stockholders Agreement.

SECTION 5.2   Restrictive Legends.

         5.2.1    Securities Act Legend. Except as otherwise provided in Section
5.4 hereof, each Security held by a Holder, and each Security issued to any subsequent transferee of such Security, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (2) RULE 144 UNDER SUCH ACT, OR
                  (3) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

         5.2.2 Other Legends. Except as otherwise permitted by the last sentence of Section 5.1, each Security issued to each Holder or a subsequent transferee shall include a legend in substantially the following form:

                  THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER, VOTING AND OTHER TERMS AND CONDITIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT DATED AS OF MAY 26, 1999 A COPY OF WHICH MAY BE OBTAINED FROM COOPERATIVE COMPUTING HOLDING COMPANY, INC. AT ITS PRINCIPAL EXECUTIVE OFFICE.

SECTION 5.3   Notice of Proposed Transfers.

         Prior to any Transfer or attempted Transfer of any Security, the Holder of such Security shall (i) give ten days' prior written notice (a "Transfer Notice") to the Company of such Holder's intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and (ii) either (A) provide to the Company an opinion reasonably satisfactory to the Company from counsel to such Holder who shall be reasonably satisfactory to the Company, (or supply such other evidence reasonably satisfactory to the

Company) that the proposed Transfer of such Security may be effected without registration under the Securities Act, or (B) certify to the Company that the Holder reasonably believes the proposed transferee is a "qualified institutional buyer" and that such Holder has taken reasonable steps to make the proposed transferee aware that such Holder may rely on Rule 144A under the Securities Act in effecting such Transfer. After receipt of the Transfer Notice and opinion (if required), the Company shall, within five days thereof, so notify the Holder of such Security and such Holder shall thereupon be entitled to Transfer such Security in accordance with the terms of the Transfer Notice. Each Security issued upon such Transfer shall bear the restrictive legend set forth in Section 5.2, unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act. The Holder of the Security giving the Transfer Notice shall not be entitled to Transfer such Security until receipt of the notice from the Company under this Section 5.3.

SECTION 5.4   Termination of Certain Restrictions.

         Notwithstanding the foregoing provisions of this Section 5, the restrictions imposed by Section 5.2.1 upon the transferability of the Securities and the legend requirements of Section 5.2.1 shall terminate as to any Security
(i) when and so long as such Security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such Security may be transferred without registration thereof under the Securities Act and that such legend may be removed. Whenever the restrictions imposed by Section 5.2 shall terminate as to any Security, the Holder thereof shall be entitled to receive from the Company, at the Company's expense, a new Security not bearing the restrictive legend set forth in Section 5.2.

                                   ARTICLE 6

                     OPTION BY CERTAIN UNACCREDITED HOLDERS

SECTION 6.1   Grant of Option.

         Each Holder acknowledges HMTF Fund III's desire that each holder of the Securities of the Company qualify as an Accredited Investor so that no disclosure document will be required in order to exempt (pursuant to Regulation
D) any future issuances of securities to the stockholders of the Company. Accordingly, upon the occurrence of an Option Transaction (as defined in Section
6.2 hereof) with respect to the Company, each Holder (other than a transferee of a Designated Stockholder that is an Accredited Investor) shall be deemed to have granted to Hicks, Muse GP Partners, L.P., a Texas limited partnership ("HMGP"), an option ( each an "Option") to purchase, upon the terms and conditions set forth herein, all Securities held by such Holder and all shares, notes, or other securities now or hereafter issued or issuable in respect of any such Securities (whether issued or issuable by the Company or any other person or entity) (collectively, the "Option Securities"), and each Holder that is a transferee, directly or indirectly, of a Designated Stockholder that is an Accredited Investor shall be deemed to have granted an Option to such Designated Stockholder to purchase such Holder's Option Securities; provided, however, that if such Designated Stockholder has not notified the optionor and HMGP at least ten days prior to the Closing of the applicable Option Transaction of its intent to exercise such

Option (in which event such Option shall expire), then HMGP shall be deemed to have an Option to purchase such Option Securities underlying such expired Option. For purposes of this Article 6, each of HMGP and the Designated Stockholders are sometimes referred to individually as an "Optionee."

SECTION 6.2   Option Transaction.

         An Option may he exercised only if (a) the Company is engaged in or proposes to engage in a transaction in which any shares, notes, or other securities will be issued to such Holder in a transaction constituting a "sale" within the meaning of Section 2(3) of the Securities Act (whether through a merger, consolidation, exchange, or purchase), (b) the Holder is not an Accredited Investor at the time of the respective transaction (an "Unaccredited Holder"), (c) no security holder (except for such Unaccredited Holder or any other person granting a similar option to an Optionee) of the Company involved in the respective transaction fails at the time of such transaction to qualify as an Accredited Investor, and (d) the issuer of the shares, notes, or other securities involved in such transaction (as conclusively evidenced by any notice signed in good faith by an Optionee or an executive officer or other authorized representative thereof) has not prepared and is not expected to prepare in connection with such transaction appropriate disclosure documents that are sufficient to register such shares, notes, or other securities under the Securities Act or to exempt such registration in accordance with Regulation D. Each transaction for which an Option may be exercised as provided in this
Section 6.2 is herein referred to as an "Option Transaction."

SECTION 6.3   Exercise of Option.

         An Optionee may exercise an Option solely with respect to all, but not less than all, of an Unaccredited Holder's Option Securities involved in the respective Option Transaction. An Option may be exercised with respect to such Option Securities at any time before the consummation of the respective Option Transaction for which the Option is then exercisable. The exercise of the Option will be timely and effectively made if the Optionee provides written notice of such exercise to such Unaccredited Holder before such consummation of the respective Option Transaction. The earliest date on which such notice is so mailed or delivered will constitute the respective exercise date of the Option to which such notice relates.

SECTION 6.4   Closing.

         Unless otherwise agreed by the Optionee and the Unaccredited Holder, the closing of each exercise of an Option will take place at the principal place of business of the Optionee, on the fifth business day after notice of the Option's exercise is mailed or delivered in accordance with Section 6.3. At the closing, the Optionee will pay the exercise price to such Unaccredited Holder in cash (by certified or cashier's check) solely upon such Unaccredited Holder's delivering to the Optionee valid certificates evidencing all Option Securities then being purchased pursuant to the exercise of the Option. Such certificates will be duly endorsed (with signature guaranteed) for transfer to the Optionee, and upon delivery of such certificates to the Optionee, such Unaccredited Holder will be deemed to represent and warrant to the Optionee that the transferred Option Securities are owned by such Unaccredited Holder free and clear of all liens, adverse claims, and other encumbrances other than as provided in this Stockholders

Agreement. Payment of the exercise price for the Option Securities is not required in order to effect the timely exercise of the Option. In order to ensure the transfer of the Option Securities purchased upon exercise of the Option, each Unaccredited Holder hereby severally appoints the Optionee as his or her attorney in fact for the purpose of effecting any such transfer, and each Unaccredited Holder acknowledges and agrees that such power of attorney is coupled with an interest and is irrevocable. Moreover, the Optionee and each Unaccredited Holder will promptly perform, whether before or after any Option closing, such additional acts (including, without limitation, executing and delivering additional documents) as are reasonably required by either such party to effect more fully the transactions contemplated hereby.

SECTION 6.5   Exercise Price.

         The exercise price for each Option Security will equal the price per share (or, in the case of securities other than capital stock, other applicable denomination) to be paid in connection with the Option Transaction as determined in good faith by the Board of Directors or such other governing body (or authorized committee thereof) of either (a) the issuer of such Option Security or (b) the Optionee if no such issuer determination is made, it being understood that determinations made by the issuer or the Optionee pursuant to this Section
6.5 will be final and conclusive.

SECTION 6.6   Assignment of Option.

         An Option may be assigned or transferred in whole or in part by HMGP without any consent or other action on the part of any Holder and all references herein to "the Optionee" will include without limitation each assignee or transferee of all or any part of the Option.

                                   ARTICLE 7

                                  TERMINATION

         The provisions of this Agreement shall terminate on February 27, 2007; provided, however, that Sections 4.1, 4.2, Article 5 (other than Sections 5.2 and 5.4) and Article 6 of this Agreement shall terminate upon the earlier consummation of a Qualified IPO.

                                   ARTICLE 8

                                 MISCELLANEOUS

SECTION 8.1   Confidentiality; Covenant Not to Compete.

         8.1.1 For a period of five years from the date hereof, each Designated Stockholder shall hold in confidence and not directly or indirectly disclosure or use or copy or make lists of any confidential information or proprietary data of the Company or any of its Subsidiaries (including, without limitation, trade secrets), except to the extent (i) authorized in writing by the Board of Directors of the Company, (ii) required by any court or administrative agency, or (iii) reasonably necessary or appropriate in connection with the performance by the Designated Stockholder of his duties (if any) as an officer or director, as the case may be, of the Company or any of its

Subsidiaries. Confidential information shall not include any information known generally to the public. All records, files, documents and materials, or copies thereof, relating to the business of the Company and its Subsidiaries which the Designated Stockholder shall prepare, or use, or come into contact with, shall be and remain the sole property of the Company or its Subsidiaries, as the case may be, and shall be promptly returned by the Designated Stockholder to the owner upon termination of the Designated Stockholder's employment with the Company.

         8.1.2 Except with the prior written approval of the Board of Directors, for a period of five years from the date hereof, each Designated Stockholder agrees that it shall not, directly or indirectly:

                           (i) solicit, entice, persuade or induce any employee
of the Company or any of its Subsidiaries to terminate his employment by the Company or any of its Subsidiaries or to become employed by any Person other than the Company or any of its Subsidiaries; or

                           (ii) authorize or assist in the taking of such
actions by any third party.

         8.1.3 For a period of five years from the date hereof, each Designated Stockholder agrees that it shall not, directly or indirectly, engage, participate, make any financial investment in, or become employed by or render advisory or other services to or for any Person or other business enterprise which is engaged, directly or indirectly, in competition with the Company or any of its Subsidiaries; provided, however, that the foregoing covenant shall not continue to apply to the Designated Stockholder from and after the sale of all or substantially all of the capital stock of the Company or all or substantially all of the assets of the Company unless the Company shall notify the Designated Stockholder in writing at or prior to such sale that the Company has elected to continue the application of such covenant (the "Noncompetition Election"). The foregoing covenant shall not be construed to preclude the Designated Stockholder from making any investments in the securities of any company, whether or not engaged in competition with the Company or any of its Subsidiaries, to the extent that such securities are actively traded on a national securities exchange or in the over-the-counter market in the United States or any foreign securities exchange and such investment does not exceed five percent of the issued and outstanding shares of such company or give the Designated Stockholder the right or power to control or participate directly in making the policy decisions of such company.

         8.1.4 If any court determines that any portion of this Section 8.1 is invalid or unenforceable, the remainder of this Section 8.1 shall not thereby be affected and shall be given full effect without regard to the invalid provisions. If any court construes any of the provisions of this Section 8.1, or any part thereof, to be unreasonable because of the duration or scope of such provision, such court shall have the power to reduce the duration or scope of such provision and to enforce such provision as so reduced.

         8.1.5 Each Designated Stockholder hereby acknowledges and agrees that damages will not be an adequate remedy for his breach of any of his covenants contained in this Section 8.1, and further agrees that the Company and its Subsidiaries shall be entitled to obtain appropriate injunctive and/or other equitable relief for any such breach, without the posting of any bond or other security.

         8.1.6 For a period of five years from the date hereof, each Designated Stockholder shall diligently devote substantially all his working time, attention, knowledge and skills solely to the business and interest of the Company and shall discharge the duties and assume the responsibilities assigned to him from time to time by the Board of Directors of Company (or its Executive Committee, as the case may be).

                                   ARTICLE 9

SECTION 9.1   Notices.

         Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

         If to the Company:

                  Cooperative Computing Holding Company, Inc.
                  6207 Bee Cave Road
                  Austin, Texas  78746
                  Attention:    Glenn E. Staats

         Copies to:

                  Hicks, Muse, Tate & Furst Incorporated
                  200 Crescent Court, Suite 1600
                  Dallas, Texas  75201
                  Attention:    Thomas O. Hicks
                                John R. Muse
                                Jack D. Furst
                                Lawrence D. Stuart, Jr.

                  Weil, Gotshal & Manges
                  100 Crescent Court, Suite 1300
                  Dallas, Texas  75201-6950
                  Attention:    Glenn D. West, Esq.

                  Cooperative Computing Holding Company, Inc.
                  6207 Bee Cave Road
                  Austin, Texas  78746
                  Attention:    Walter Earl Bissex, Esq.


         If to any Holder, at its address listed on the signature pages hereof.

         Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five calendar lays after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 9.2   Legal Holidays.

         A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions at such place are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest on the amount of such payment shall accrue for the intervening period.

SECTION 9.3   Governing Law; Jurisdiction.

         THIS PURCHASE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 9.4   Successors and Assigns.

         Whether or not an express assignment has been made pursuant to the provisions of this Stockholders Agreement, provisions of this Stockholders Agreement that are for the Holders' benefit as the holders of any Securities are also for the benefit of, and enforceable by, all subsequent holders of Securities, except as otherwise expressly provided herein. This Stockholders Agreement shall be binding upon the Company, each Holder, and their respective successors and assigns.

SECTION 9.5   Duplicate Originals.

         All parties may sign any number of copies of this Stockholders Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 9.6   Severability.

         In case any provision in this Stockholders Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 9.7   No Waivers; Amendments.

         9.7.1 No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or farther exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.

         9.7.2 Any provision of this Stockholders Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Holders; provided, however, that no such amendment or waiver shall, (i) unless signed by all of the Holders, amend the provisions of Section 2.1 and (ii) unless signed by all of the Holders affected, (A) amend the provisions of this Section 9.7.2 or (B) change the number of Holders which shall be required for the Holders or any of them o take any action under this
Section 9.7.2 or any other provision of this Stockholders Agreement.

         9.7.3    Actions of Designated Stockholders.

         Any action required to be taken or right which is exercisable by the Designated Stockholders hereunder, unless otherwise specified, may be taken or exercised by the Designated Stockholders owning a majority of the Common Stock then owned by all Designated Stockholders on behalf of all the Designated Stockholders.

         9.7.4    Novation.

         This Stockholders Agreement shall constitute a novation of the Existing Stockholders Agreement.

                      SIGNATURES TO STOCKHOLDERS AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Stockholders Agreement to be duly executed, all as of the date first written above.

                          COOPERATIVE COMPUTING HOLDING
                           COMPANY, INC


                          By: /s/ PETER S. BRODSKY
                              ----------------------------------------
                          Name: Peter S. Brodsky
                                --------------------------------------
                          Title: Vice President
                                 -------------------------------------

                          SIGNATURES TO STOCKHOLDERS AGREEMENT



                          NAME OF HOLDER:

                           /s/ GLENN E. STAATS
                          -------------------------------------------
                          GLENN E. STAATS





                          Address:

                          6207 Bee Cave Road
                          Austin, Texas 78746-5146

                          SIGNATURES TO STOCKHOLDERS AGREEMENT



                          NAME OF HOLDER:

                          /s/ PRESTON W. STAATS, JR.
                          ------------------------------------------
                          PRESTON W. STAATS, JR.





                          Address:

                          6207 Bee Cave Road
                          Austin, Texas 78746-5146

                      SIGNATURES TO STOCKHOLDERS AGREEMENT


                     NAME OF HOLDER:

                     HICKS, MUSE, TATE & FURST EQUITY FUND III.
                      L.P.

                     By: HM3/GP Partners III, L.P., as General Partner

                         By:  Hicks, Muse GP Partners, L.P., its General Partner

                              By:  Hicks, Muse Fund III Incorporated, its
                                   General Partner


                                   By: /s/ MICHAEL D. SALIM
                                      ------------------------------------------
                                      Michael D. Salim
                                      Senior Vice President


                     HM3 COINVESTORS, L.P.

                     By: Hicks Muse GP Partners III, L.P., its General Partner

                         By: Hicks Muse Fund III Incorporated, its
                             General Partner

                             By:  /s/ MICHAEL D. SALIM
                                ----------------------------------------------
                                  Michael D. Salim
                                  Senior Vice President


                     Address: c/o Hicks, Muse, Tate & Furst Incorporated 200 Crescent Court
                                  Suite 1600
                                  Dallas, Texas  75201
                                  Fax:  214-740-7313

                      SIGNATURES TO STOCKHOLDERS AGREEMENT


                          NAME OF HOLDER:

                          /s/ A. LAURENCE JONES
                          ------------------------------------------------
                          A. Laurence Jones





                          Address:

                          6685 Gunpark Drive East
                          ------------------------------------------------
                          Suite 240
                          ------------------------------------------------
                          Boulder, CO   80301
                          ------------------------------------------------